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                                                                    Exhibit 16.1


                                                                      (Logo)


Office of the Chief Accountant                             Arthur Andersen LLP
Securities and Exchange Commission                         Suite 1300
450 Fifth Street, N.W.                                     711 Louisiana Street
Washington, D.C. 20549                                     Houston TX 77002-2786
                                                           Tel 713 237 2323
August 16, 2001                                            Fax 713 237 2786



We have read paragraphs (b), (c) and (d) of Item 4 included in the Form 8-K dated August 13, 2001 of Weatherford International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP